Filed Pursuant to Rule 424(b)(5)
Registration No. 333-175420

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 26, 2011)

15,385,000 Units
Each Unit Consisting of One Share of Common Stock
and
0.75 of One Warrant to Purchase One Share of Common Stock

We are offering 15,385,000 units, each of which consists of one share of our common stock, par value $0.001 per share, and 0.75 of one warrant to purchase one share of our common stock at an exercise price per share of $0.88.  The warrants are exercisable beginning one year and one day from the date of issuance, and will expire on the first anniversary of the date they first become exercisable.  Units will not be issued or certificated, however, and purchasers will receive only shares of common stock and warrants. The common stock and the warrants may be transferred separately immediately upon issuance.

Our common stock is traded on the NYSE Amex market under the symbol “IBIO.” On January 6, 2012, the closing price for our common stock was $0.89 per share.  We do not intend to list the warrants on any securities exchange or other trading market and we do not expect that a public trading market will develop for any of the warrants.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page S-3, and under similar headings in the other documents that are incorporated by reference into this prospectus.

	Per Unit	Total

Public offering price	$0.6500	$10,000,250
Underwriting discounts and commissions (1)	$0.0455	$700,018

Proceeds, before expenses, to us	$0.6045	$9,300,232

(1)	We have agreed to reimburse the underwriter for certain of its expenses as described under “Underwriting” on page S-18 of this prospectus supplement.

The underwriter expects to deliver the securities against payment on or about January 13, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

Prospectus supplement dated January 10, 2012.

TABLE OF CONTENTS

Prospectus Supplement

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Information Incorporated by Reference” and the sections of the accompanying prospectus entitled “Information Incorporated by Reference” and “Where You Can Find Additional Information.”  In this prospectus supplement, the “Company,” “iBio”, “we,” “us” and “our” refer to iBio, Inc.

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary is not complete and may not contain all of the information that you should consider before deciding whether or not you should purchase the securities offered hereunder. You should read the entire prospectus carefully, including the section entitled “Risk Factors” beginning on page S-3 of this prospectus and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2011, and all other information included or incorporated herein by reference in this prospectus before you decide whether to purchase our securities.

Our Company and Recent Developments

iBio, Inc. is a biotechnology company focused on commercializing its proprietary technology, the iBioLaunch™ platform, for biologics including vaccines and therapeutic proteins. Our strategy is to promote our technology through commercial product collaborations and license arrangements. We expect to share in the increased value our technology provides through upfront license fees, milestone revenues, service revenues, and royalties on end products. We believe our technology offers the opportunity to develop products that might not otherwise be commercially feasible, and to work with both corporate and government clients to reduce their costs during product development and meet their needs for low cost, high quality biologics manufacturing systems. Our near-term focus is to establish business arrangements for use of our technology by licensees for the development and production of products for both therapeutic and vaccine uses. Vaccine candidates presently being advanced on our proprietary platform are applicable to newly emerging strains of H1N1 swine-like influenza, and H5N1 avian influenza, yellow fever, and anthrax. Therapeutic candidates presently being advanced on our proprietary platform include human alpha-galactosidase A for the treatment of Fabry disease, human C1 esterase inhibitor for the treatment of hereditary angioedema (HAE), human alpha-1 antitrypsin for treatment of disorders caused by a lack or deficiency of alpha-1 antitrypsin, a therapeutic vaccine for human papilloma virus (HPV), and several other therapeutic protein targets for which preliminary product feasibility has been demonstrated.

In order to attract appropriate licensees and increase the value of our share of such intended contractual arrangements, we engaged the Center for Molecular Biotechnology of Fraunhofer USA, Inc., or FhCMB, in 2003 to perform research and development activities to develop the platform and to create our first product candidate. We selected a plant-based influenza vaccine for human use as the product candidate to exemplify the value of the platform. Based on research conducted by FhCMB, our proprietary technology is applicable to the production of vaccines for any strain of influenza including the newly-emerged strains of H1N1 swine-like influenza. A Phase 1 clinical trial of a vaccine candidate for H1N1 influenza, based on iBio’s technology, was initiated in September 2010. We announced positive interim results in June 2011. The vaccine candidate demonstrated strong induction of dose correlated immune responses, with or without adjuvant, as assessed by virus microneutralization antibody assays and hemagglutination inhibition (HAI) responses. The vaccine was safe and well tolerated at all doses when administered with and without adjuvant.

In connection with the research and development agreement, FhCMB agreed to use its best efforts to obtain grants from governmental and non-governmental entities to fund additional development of our proprietary plant-based technology. Consequently, in addition to the funding we have provided, FhCMB has received funding from the Bill & Melinda Gates Foundation for development of various vaccines based upon our proprietary technology including an experimental vaccine for H5N1 avian influenza. A Phase 1 clinical trial of a vaccine candidate for H5N1 influenza, based on iBio’s technology, was initiated in December 2010 and is ongoing.

On November 4, 2011 we received notice from NYSE Amex LLC that we were currently below certain of the exchange's continued listing standards. The exchange indicated that its review of our Form 10-K for the year ended June 30, 2011, indicates that we were not in compliance with Section 1003(a)(iv), which applies if a listed company has sustained losses that are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the exchange, as to whether the company will be able to continue operations and/or meet its obligations as they mature.

We were afforded the opportunity to submit a plan of compliance to the Exchange by November 28, 2011, that demonstrates our ability to regain compliance with Section 1003(a)(iv) of the NYSE Amex Company Guide by January 25, 2012. We did submit that plan on a timely basis. Our strategic plan includes actions that we are actively undertaking to complete in the near term and over the next two years, including capital raising activities, ongoing cost control measures and the continued execution of our licensing and partnership strategy.
On January 4, 2012, the exchange notified us that it had accepted our plan of compliance and granted us an extension until January 25, 2012 to regain compliance with the continued listing standards.  We will be subject to periodic review by exchange staff during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in us being delisted from the NYSE Amex LLC.

Our Corporate Information

We are a Delaware corporation. Our principal executive/administrative offices are located at 9 Innovation Way, Suite 100, Newark, Delaware 19711, and our telephone number is (302) 355-0650. Our website address is http://www.ibioinc.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus. Our common stock is listed on the NYSE Amex market under the symbol “IBIO.”

The Offering

Securities we are offering:
15,385,000 units, each consisting of one share of our common stock and 0.75 of one warrant to purchase one share of our common stock at an exercise price of $0.88 per share. The warrants are exercisable beginning one year and one day from the date of issuance, and will expire on the first anniversary of the date they first become exercisable.  See “Description of Securities We Are Offering.”

Public offering price:	$0.65 per unit.

Common stock outstanding before this offering:	32,382,095 shares

Common stock included in the units:	15,385,000 shares

Common stock to be outstanding after this offering:	47,767,095 shares

Use of proceeds:
We intend to use any net proceeds from this offering, together with other available funds, for operating costs, including continuing to develop applications of our proprietary technology, business development and for other general corporate purposes.

NYSE Amex market symbol:	IBIO

Listing:
Our common stock is listed on the NYSE Amex market under the symbol “IBIO”. There is no established trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other trading market.

Risk Factors:
Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in our securities.

The number of shares of common stock shown above to be outstanding after this offering is based on 32,382,095 shares outstanding as of December 31, 2011 and excludes:

•   5,290,000 shares of our common stock subject to options outstanding as of December 31, 2011 having a weighted average exercise price of $1.59 per share;

•   4,710,000 shares of our common stock that have been reserved for issuance in connection with future grants under our stock option plan as of December 31, 2011;

•   8,048,607 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of December 31, 2011 having a weighted average exercise price of $2.36(1) per share; and

•   shares of our common stock issuable upon the exercise of warrants offered hereby.

(1)
Does not give effect to an anti-dilution adjustment to our August 2008 Warrants. See “Risk Factors — Risks Relating to this Offering — This offering will result in an anti-dilution adjustment to warrants we issued to investors in 2008.”

RISK FACTORS

Our past experience may not be indicative of future performance, and as noted elsewhere in this prospectus and documents incorporated by reference into this prospectus, we have included forward-looking statements about our business, plans and prospects that are subject to change.  In addition to the other risks or uncertainties contained in this prospectus and documents incorporated by reference into this prospectus, the following risks may affect our operating results, financial condition and cash flows.  If any of these risks occur, either alone or in combination with other factors, our business, financial condition or operating results could be adversely affected.  Moreover, readers should note this is not an exhaustive list of the risks we face; some risks are unknown or not quantifiable, and other risks that we currently perceive as immaterial may ultimately prove more significant than expected.  Statements about plans, predictions or expectations should not be construed to be assurances of performance or promises to take a given course of action.

Risks Relating to our Business

Our plant-based technology platform has not previously been used by others to successfully develop commercial products, and if we are not able to establish licenses of the platform, we may not generate sufficient license revenues to fulfill our business plan.

If we are unable to convince others to adopt the use of the platform in addition to or instead of other methods to produce vaccines and therapeutic proteins, we will not generate the revenues presently contemplated by our business plan to support our continuing operations.

The majority of our product candidates are in the preclinical stage of development, and if we or our licensees are not able to successfully develop and commercialize them, we may not generate sufficient revenues to fulfill our business plan.

We have internal product candidates and believe our technology to be applicable to the product candidates of other companies. Our success in establishing licenses to our platform will substantially depend on our or our clients’ successful completion of clinical trials, and obtaining required regulatory approvals for our product candidates alone or with other persons. If the studies described above or any further studies fail, if we do not obtain required regulatory approvals, or if we fail to commercialize any of our product candidates alone or with licensees, we may be unable to generate sufficient revenues to attain profitability or continue our business operations, and our reputation in the industry and in the investment community would likely be significantly damaged, each of which would cause our stock price to decline and your holdings of our stock to lose most, if not all, of their value.

Our licensees will not be able to commercialize product candidates based on our platform technology if preclinical studies do not produce successful results or clinical trials do not demonstrate safety and efficacy in humans.

Preclinical and clinical testing is expensive, difficult to design and implement, can take many years to complete and has an uncertain outcome. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and interim results of a clinical trial do not necessarily predict final results. Our licensees may experience numerous unforeseen events during, or as a result of, preclinical testing and the clinical trial process that could delay or prevent the commercialization of product candidates based on our technology, including the following:

☐
Our licensees’ preclinical or clinical trials may produce negative or inconclusive results, which may require additional preclinical testing or clinical trials or the abandonment of projects that we expect to be promising. For example, promising animal data may be obtained about the immunogenicity of a vaccine candidate and then human tests may result in no or inadequate immune responses. In addition, unexpected safety concerns may be encountered that would require further testing even if the vaccine candidate produced a very significant immune response in human subjects

☐
Initial clinical results may not be supported by further or more extensive clinical trials. For example, a licensee may obtain data that suggest a desirable immune response from a vaccine candidate in a small human study, but when tests are conducted on larger numbers of people, the same extent of immune response may not occur. If the immune response generated by a vaccine is too low or occurs in too few treated individuals, then the vaccine will have no commercial value.

☐
Enrollment in our licensee’s clinical trials may be slower than projected, resulting in significant delays. The cost of conducting a clinical trial increases as the time required to enroll adequate numbers of human subjects to obtain meaningful results increases. Enrollment in a clinical trial can be a slower-than-anticipated process because of competition from other clinical trials, because the study is not of interest to qualified subjects, or because the stringency of requirements for enrollment limits the number of people who are eligible to participate in the clinical trial.

☐
Our licensee might have to suspend or terminate clinical trials if the participating patients are being exposed to unacceptable health risks. Animal tests do not always adequately predict potential safety risks to human subjects. The risk of any candidate product is unknown until it is tested in human subjects, and if subjects experience adverse events during the clinical trial, the trial may have to be suspended and modified or terminated entirely.

☐	Regulators or institutional review boards may suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements.

☐	Any regulatory approval ultimately obtained may be limited or subject to restrictions or post-approval commitments that render the product not commercially viable.

☐	The effects of our licensee’s product candidates may not be the desired effects or may include undesirable side effects.

Significant clinical trial delays could allow our competitors to bring products to market before our licensees do and impair our ability to commercialize our technology platform or products or product candidates based on our technology platform. Poor clinical trial results or delays may make it impossible to license a product or so reduce its attractiveness to a licensing partner that we will be unable to successfully commercialize a product.

We will need substantial additional funding to shepherd our product candidates through the clinical testing process and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts.

Our research and development expenses may increase in connection with our ongoing activities, particularly if the scope of the clinical trials that we are conducting expands. In addition, if we choose to bring forward any of our product candidates without funding from collaborators, we expect to incur significant commercialization expenses for product sales, marketing, manufacturing and distribution. We would need substantial additional funding and might be unable to raise capital when needed or might be unable to raise capital on attractive terms, which would force us to delay, reduce or eliminate our research and development programs or commercialization efforts.

We believe that our existing cash of approximately $1,523,000 as of September 30, 2011 will be sufficient to meet our projected operating requirements through February 2012 without an equity or debt offering or up front milestone revenues. Our future funding requirements will depend on many factors, including:

☐	Our ability to advance product candidates based on our technology into development with licensees;

☐	The success of our anticipated commercial agreements with licensees;

☐	Our ability to establish and maintain additional development agreements or other alternative arrangements;

☐	The timing of, and the costs involved in, obtaining regulatory approvals;

☐	The cost of manufacturing activities;

☐	The cost of commercialization activities, including marketing, sales and distribution;

☐
The costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other patent-related costs, including, if necessary, litigation costs and the results of such litigation; and

☐	Potential acquisition or in-licensing of other products or technologies.

If we are unsuccessful in raising additional capital or other alternative financing, we might have to defer or abandon our efforts to commercialize our intellectual property and decrease or even cease operations.

We have a limited operating history which may limit the ability of investors to make an informed investment decision.

We are a clinical stage biotechnology company. To date, we have not commercialized any of our technologies or received any FDA or other approval to market any product. The successful commercialization of our technologies will require us to perform a variety of functions, including:

☐	continuing to undertake preclinical development and clinical trials;

☐	participating in regulatory approval processes;

☐	formulating and manufacturing products; and

☐	conducting sales and marketing activities.

Our operations have been limited to organizing and staffing our company, acquiring, developing and securing our proprietary technology and undertaking, through third parties, preclinical trials and clinical trials of our technologies. To date, we have commenced only a Phase 1 clinical trial of a vaccine candidate for H1N1 influenza and a Phase 1 clinical trial of a vaccine candidate for H5N1 influenza. These operations provide a limited basis for investors to assess our ability to commercialize our technologies and whether to invest in us.

Our product development and commercialization involve a number of uncertainties, and we may never generate sufficient revenues from the sale of potential products to become profitable.

We have generated no significant revenues to date. To generate revenue and to achieve profitability, we must successfully develop licenses for our platform and/or clinically test, market and sell our potential products. Even if we generate revenue and successfully achieve profitability, we cannot predict the level of that profitability or whether it will be sustainable. We expect that our operating results will fluctuate from period to period as a result of differences in when we incur expenses and receive revenues from sales of our potential products, business arrangements and other sources. Some of these fluctuations may be significant.

Until we can generate a sufficient amount of license and/or product revenue, if ever, we expect to finance future cash needs through public or private equity offerings, debt financings and corporate product or technology development agreements and licensing arrangements. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Debt financing, if available, may involve restrictive covenants. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences that are not favorable to us or our stockholders. If we raise additional funds through development and licensing arrangements with third parties, it will be necessary to relinquish valuable rights to our technologies, research programs or product candidates or grant licenses on terms that may not be favorable to us.

Even if we or our potential licensees successfully complete clinical trials for our product candidates, there are no assurances that we will be able to submit, or obtain FDA approval of, a new drug application or biologics license application.

There can be no assurance that, if clinical trials for any product candidates are successfully completed, either we or our licensees will be able to submit a biologics license application (BLA), to the FDA or that any BLA submitted will be approved by the FDA in a timely manner, if at all. After completing clinical trials for a product candidate in humans, a dossier is prepared and submitted to the FDA as a BLA, and includes all preclinical and clinical trial data that clearly establish both short-term and long-term safety for a product candidate, and data that establishes the statistically significant efficacy of a product candidate, in order to allow the FDA to review such dossier and to consider a product candidate for approval for commercialization in the United States. If we are unable to submit a BLA with respect to any of our product candidates, or if any BLA we submit is not approved by the FDA, we will be unable to commercialize that product. The FDA can and does reject BLAs and requires additional clinical trials, even when product candidates perform well or achieve favorable results in large-scale Phase III clinical trials. If we or our licensees fail to commercialize any product candidates based on our technology, we may be unable to generate sufficient revenues to continue operations or attain profitability and our reputation in the industry and in the investment community would likely be damaged, each of which would cause our stock price to significantly decrease.

We face competition from many different sources, including pharmaceutical and biotechnology enterprises, academic institutions, government agencies and private and public research institutions, and such competition may adversely affect our ability to generate revenue from our products.

Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, clinical trials, regulatory approvals and marketing approved products than we do.

Other companies may also prove to be significant competitors, particularly through arrangements with large and established companies, and this may reduce the value of our platform technology for the purposes of establishing license agreements. For example, Novavax is developing vaccines for influenza, based on the use of cultured insect cells. Its candidate products are more advanced in development than ours are and have already demonstrated positive results in human clinical trials. Similarly, Medicago has announced preclinical experiments to produce influenza vaccines in green plants. Other companies, such as Vical, are attempting to develop vaccines based on the use of nucleic acids rather than proteins. If these efforts are successful in clinical trials, nucleic acid based vaccine technology may compete effectively against our technology platform and may potentially prevent us from being able to obtain commercial agreements or partnerships.

There are currently approved therapies for the diseases and conditions addressed by our vaccine and antibody candidates that are undergoing clinical trials and for the diseases and conditions that are subjects of our preclinical development program. Our commercial opportunities will be reduced or eliminated if our competitors develop and commercialize products based on other technology platforms that are safer, more effective, have fewer side effects or are less expensive than any products that we or our licensees may develop.

Finally, these third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies and technology licenses complementary to our programs or advantageous to our business.

We will depend significantly on arrangements with third parties to develop and commercialize our product candidates.

A key element of our business strategy is to establish arrangements with licensees to develop and commercialize product candidates. We and FhCMB currently are working within our business structure, which includes non-commercial arrangements as described above, to apply further our plant-based platform technology. Delays, withdrawals or other adverse changes to the current participants in our business structure might adversely affect our ability to develop and commercialize our product candidates.

We expect to rely upon our future business arrangements for support in advancing certain of our drug candidates and intend to rely on additional work under current and future arrangements during our efforts to commercialize our product candidates. Our contractors may be conducting multiple product development efforts within the same disease areas that are the subjects of their agreements with us. Our agreements might not preclude them from pursuing development efforts using a different approach from that which is the subject of our agreement with them. Any of our drug candidates, therefore, may be subject to competition with a drug candidate under development by a contractor.

The success of our business arrangements will depend heavily on the efforts and activities of the organizations which are party to these arrangements. Our future contractual arrangements may provide significant discretion in determining the efforts and resources available to these programs. The risks that we face in connection with these arrangements, and that we anticipate being subject to in future arrangements, include the following:

☐	Future agreements may be for fixed terms and subject to termination under various circumstances, including, in some cases, on short notice without cause.

☐
Our future licensees may develop and commercialize, either alone or with others, products and services that are similar to or competitive with the products that are the subject of the agreement with us.

☐	Our future licensees may underfund or not commit sufficient resources to the testing, marketing, distribution or other development of our products.

☐
Our future licensees may not properly maintain or defend our intellectual property rights, or they may utilize our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our proprietary information or expose us to potential liability.

☐
Our future licensees may change the focus of their development and commercialization efforts. Pharmaceutical and biotechnology companies historically have re-evaluated their priorities from time to time, including following mergers and consolidations, which have been common in recent years in these industries. The ability of our product candidates and products to reach their potential could be limited if our licensees or customers decrease or fail to increase spending relating to such products.

Business arrangements with pharmaceutical companies and other third parties often are terminated or allowed to expire by the other party. Such terminations or expirations would adversely affect us financially and could harm our business reputation.

We have no experience in the sales, marketing and distribution of pharmaceutical products or in commercial technology transfer operations.

If we fail to establish commercial licenses for our platform technology or fail to enter into arrangements with partners with respect to the sales and marketing of any of our future potential product candidates, we might need to develop a sales and marketing organization with supporting distribution capability in order to directly market our technology and/or related products. Significant additional expenditures would be required for us to develop such an in-house sales and marketing organization.

We may not be successful in establishing additional arrangements with third parties, which could adversely affect our ability to discover, develop and commercialize products.

We engaged FhCMB to perform research and development activities to apply our platform technology to create product candidates. We currently do not have other similar agreements with third parties. If we are able to obtain such agreements, however, these arrangements may not be scientifically or commercially successful. If we are unable to reach new agreements with suitable third parties, we may fail to meet our business objectives for the affected product or program. We face significant competition in seeking appropriate companies with which to create additional similar business structures. Moreover, these arrangements are complex to negotiate and time-consuming to document. We may not be successful in our efforts to establish additional alternative arrangements. The terms of any additional arrangements that we establish may not be favorable to us. Moreover, these arrangements may not be successful.

If third parties on whom we or our licensees will rely for clinical trials do not perform as contractually required or as we expect, we may not be able to obtain regulatory approval for or commercialize our product candidates, and our business may suffer.

We do not have the ability to independently conduct the clinical trials required to obtain regulatory approval for our products. We have not yet contracted with any third parties to conduct our clinical trials. We will depend on licensees or on independent clinical investigators, contract research organizations and other third party service providers to conduct the clinical trials of our product candidates and expect to continue to do so. We will rely heavily on these parties for successful execution of our clinical trials but will not control many aspects of their activities. For example, the investigators may not be our employees. However, we will be responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Third parties may not complete activities on schedule, or may not conduct our clinical trials in accordance with regulatory requirements or our stated protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval and commercialization of our product candidates.

We face substantial uncertainty in our ability to protect our patents and proprietary technology.

Our ability to commercialize our products will depend, in part, on our ability to obtain patents, to enforce those patents and preserve trade secrets, and to operate without infringing on the proprietary rights of others.

The patent positions of biotechnology companies like us are highly uncertain and involve complex legal and factual questions.

We currently hold five U.S. patents and three international patents. Additionally, we have seventeen U.S. and fifty international patent applications pending. The latter includes numerous foreign countries including Australia, Brazil Canada, China, Hong Kong, India, Japan and several countries in Europe. We continue to prepare patent applications relating to our expanding technology in the U.S. and abroad.

There can be no assurance that:

☐	Patent applications owned by or licensed to us will result in issued patents;

☐	Patent protection will be secured for any particular technology;

☐	Any patents that have been or may be issued to us will be valid or enforceable;

☐	Any patents will provide meaningful protection to us;

☐	Others will not be able to design around the patents; or

☐	Our patents will provide a competitive advantage or have commercial application.

The failure to obtain and maintain adequate patent protection could have a material adverse effect on us and may adversely affect our ability to enter into, or affect the terms of, any arrangement for the marketing of any product. Please see “Business – Intellectual Property” for more information.

We cannot assure you that our patents will not be challenged by others.

There can be no assurance that patents owned by or licensed to us will not be challenged by others. We currently hold one issued U.S. patent for methods of inducing gene silencing in plants, two U.S. patents describing viral vectors and methods for expressing polypeptides of interest in plants, two U.S. patents involving methods for producing pharmaceutically active proteins in sprouted seedlings, one U.S. patent application for which we have received a notice of allowance describing systems and methods for expression of proteins in transgenic clonal roots, one U.S. patent application for which we have received a notice of allowance describing a recombinant carrier molecule system for expression, delivery and purification of target peptides, and one U.S. patent application for which we have received a notice of allowance, describing systems for expression of vaccine antigens in plants. Please see "Business - Intellectual Property" for more information on our current patents and patent applications. We could incur substantial costs in proceedings, including interference proceedings before the United States Patent and Trademark Office and comparable proceedings before similar agencies in other countries in connection with any claims that may arise in the future. These proceedings could result in adverse decisions about the patentability of our inventions and products, as well as about the enforceability, validity or scope of protection afforded by the patents. Any adverse decisions about the patentability of our product candidates could cause us to either lose rights to develop and commercialize our product candidates or to license such rights at substantial cost to us. In addition, even if we were successful in such proceedings, the cost and delay of such proceedings would most likely have a material adverse effect on our business.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information, may not adequately protect our intellectual property, and will not prevent third parties from independently discovering technology similar to or in competition with our intellectual property.

We rely on trade secrets and other unpatented proprietary information in our product development activities. To the extent we rely on trade secrets and unpatented know-how to maintain our competitive technological position, there can be no assurance that others may not independently develop the same or similar technologies. We seek to protect trade secrets and proprietary knowledge, in part, through confidentiality agreements with our employees, consultants, advisors, collaborators and contractors. Nevertheless, these agreements may not effectively prevent disclosure of our confidential information and may not provide us with an adequate remedy in the event of unauthorized disclosure of such information. If our employees, scientific consultants, advisors, collaborators or contractors develop inventions or processes independently that may be applicable to our technologies, product candidates or products, disputes may arise about ownership of proprietary rights to those inventions and processes. Such inventions and processes will not necessarily become our property, but may remain the property of those persons or their employers. Protracted and costly litigation could be necessary to enforce and determine the scope of our proprietary rights. If we fail to obtain or maintain trade secret protection for any reason, the competition we face could increase, reducing our potential revenues and adversely affecting our ability to attain or maintain profitability.

If we infringe or are alleged to infringe intellectual property rights of third parties, it will adversely affect our business.

Our research, development and commercialization activities, as well as any product candidates or products resulting from these activities, may infringe or be claimed to infringe patents or patent applications under which we do not hold licenses or other rights. Third parties may own or control these patents and patent applications in the United States and abroad. These third parties could bring claims against us or our customers, collaborators or licensees that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

As a result of patent infringement claims, or in order to avoid potential claims, we or our customers, collaborators or licensees may choose to seek, or be required to seek, a license from the third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we or our customers, collaborators or licensees were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement claims, we or our customers, collaborators or licensees are unable to enter into licenses on acceptable terms. This could harm our business significantly.

There have been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries. In addition to infringement claims against us, we may become a party to other patent litigation and other proceedings, including interference proceedings declared by the United States Patent and Trademark Office and opposition proceedings in the European Patent Office, regarding intellectual property rights with respect to our products and technology. The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

There is a substantial risk of product liability claims in our business. If we are unable to obtain sufficient insurance, a product liability claim against us could adversely affect our business.

Clinical trial and product liability insurance is volatile and may become increasingly expensive. As a result, we may be unable to obtain sufficient insurance or increase our existing coverage at a reasonable cost to protect us against losses that could have a material adverse effect on our business. An individual may bring a product liability claim against us if one of our products or product candidates causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use. Any product liability claim brought against us, with or without merit, could result in:

☐	Liabilities that substantially exceed our product liability insurance, which we would then be required to pay from other sources, if available;

☐	An increase of our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, or at all;

☐	Withdrawal of clinical trial volunteers or patients;

☐	Damage to our reputation and the reputation of our products, resulting in lower sales of any future commercialized product which we may have;

☐	Regulatory investigations that could require costly recalls or product modifications;

☐	Litigation costs; or

☐	The diversion of management’s attention from managing our business.

Our inability to obtain adequate insurance coverage at an acceptable cost could prevent or inhibit the commercialization of our products. If third parties were to bring a successful product liability claim or series of claims against us for uninsured liabilities or in excess of insured liability limits, our business, financial condition and results of operations could be materially harmed.

If we acquire companies, products or technologies, we may face integration risks and costs associated with those acquisitions that could negatively impact our business, results from operations and financial condition.

If we are presented with appropriate opportunities, we may acquire or make investments in complementary companies, products or technologies. We may not realize the anticipated benefit of any acquisition or investment. If we acquire companies or technologies, we will face risks, uncertainties and disruptions associated with the integration process, including difficulties in the integration of the operations of an acquired company, integration of acquired technology with our products, diversion of our management’s attention from other business concerns, the potential loss of key employees or customers of the acquired business and impairment charges if future acquisitions are not as successful as we originally anticipate. In addition, our operating results may suffer because of acquisition-related costs or amortization expenses or charges relating to acquired intangible assets. Any failure to successfully integrate other companies, products or technologies that we may acquire may have a material adverse effect on our business and results of operations. Furthermore, we may have to incur debt or issue equity securities to pay for any additional future acquisitions or investments, the issuance of which could be dilutive to our existing stockholders.

The agreements we entered into with Integrated BioPharma in connection with the distribution could restrict our operations.

In connection with the August 2008 spin-off transaction that resulted in our becoming a separate, publicly-traded company, we and our Former Parent, Integrated BioPharma, entered into a number of agreements that govern the spin-off and our future relationship. Each of these agreements were entered into in the context of our relationship to Integrated BioPharma as a subsidiary and our spin-off from Integrated BioPharma and, accordingly, the terms and provisions of these agreements may be less favorable to us than terms and provisions we could have obtained in arm’s-length negotiations with unaffiliated third parties. These agreements commit us to take actions, observe commitments and accept terms and conditions that are or may be advantageous to Integrated BioPharma but are or may be disadvantageous to us.

The terms of these agreements include obligations and restrictive provisions include, but are not limited to, agreement to indemnify Integrated BioPharma, its affiliates, and each of their respective directors, officers, employees, agents and representatives from certain liabilities arising out of any litigation we are involved in and all liabilities that arise from our breach of, or performance under, the agreements we are entered into with Integrated BioPharma in connection with the distribution and for any of our liabilities.

Current economic conditions may cause a decline in business spending which could adversely affect our business and financial performance.

Our operating results are impacted by the health of the North American economies. Our business and financial performance, including collection of our accounts receivable, recoverability of assets including investments, may be adversely affected by current and future economic conditions, such as a reduction in the availability of credit, financial market volatility and recession. Additionally, we may experience difficulties in scaling our operations to react to economic pressures in the U.S.

Our independent registered public accounting firm identified a material weakness in our internal control over financial reporting.

Our independent registered public accounting firm, J.H. Cohn LLP, communicated to our audit committee on May 16, 2011 that a material weakness existed in our internal control over financial reporting. This weakness was comprised of financial accounting and disclosure deficiencies and financial reporting deficiencies for non-routine, complex transactions. This weakness resulted in additions and corrections to disclosures in Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 prior to filing in connection with implementation of the guidance in ASC 815-40, “Derivative and Hedging – Contracts in an Entity’s Own Equity.” We had previously restated our Quarterly Report on Form 10-Q for the three months ended September 30, 2009, also in connection with similar derivatives accounting disclosure issues.

We have remediated this material weakness, however a reoccurance of this weakness could diminish our ability to meet our financial reporting obligations in an accurate and timely manner.

Risks Relating to our Common Stock

We have a history of losses and may not be able to generate sufficient revenue and/or obtain adequate amounts of financing in the future to support operations and/or achieve profitability.

We have incurred losses since inception. To date, our expenses have primarily consisted of research and development and general and administrative expenses related to the development and commercialization of our proprietary technology. Our financial statements have been prepared assuming that we will continue as a going concern.

We intend to continue to finance the development and commercialization of our proprietary technology through revenue generated from licensing fees and services provided to our clients and collaborators and/or raise additional funds.

If we are unable to generate revenues and/or raise funds when required or on acceptable terms, we may have to: a) Significantly delay, scale back, or discontinue the development and/or commercialization of one or more product candidates; b) Seek collaborators for product candidates at an earlier stage than would otherwise be desirable and/or on terms that are less favorable than might otherwise be available; or c) Relinquish or otherwise dispose of rights to technologies, product candidates, or products that we would otherwise seek to develop or commercialize ourselves and/or cease operations.

The NYSE Amex market imposes listing standards on our common stock that we may not be able to fulfill, thereby leading to a possible delisting of our common stock.

On November 4, 2011 we received notice from NYSE Amex LLC that we were currently below certain of the exchange's continued listing standards. The exchange indicated that its review of our Form 10-K for the year ended June 30, 2011, indicates that we were not in compliance with Section 1003(a)(iv), which applies if a listed company has sustained losses that are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the exchange, as to whether the company will be able to continue operations and/or meet its obligations as they mature.

We were afforded the opportunity to submit a plan of compliance to the NYSE Amex by November 28, 2011, that demonstrates our ability to regain compliance with Section 1003(a)(iv) of the NYSE Amex Company Guide by January 25, 2012. We did submit that plan on a timely basis. Our strategic plan includes actions that we are actively undertaking to complete in the near term and over the next two years, including capital raising activities, ongoing cost control measures and the continued execution of our licensing and partnership strategy.
On January 4, 2012, the exchange notified us that it had accepted our plan of compliance and granted us an extension until January 25, 2012 to regain compliance with the continued listing standards.  We will be subject to periodic review by exchange staff during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in us being delisted from the NYSE Amex LLC.

There can be no assurance that we will be able to regain compliance with the continued listing requirement of Section 1003(a)(iv) of the NYSE Amex Company Guide.

Our operating results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our operating results may vary significantly in the future and that period-to-period comparisons of our operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions of our certificate of incorporation, bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change in control that a stockholder may consider favorable. Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of his/her or its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

●	Diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

●	Putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors, or

●	Effecting an acquisition that might complicate or preclude the takeover.

Our certificate of incorporation also allows our board of directors to fix the number of directors in the by-laws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

We also are subject to Section 203 of the Delaware General Corporation Law. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless the transaction in which the person became an interested stockholder is approved in a manner presented in Section 203 of the Delaware General Corporation Law. Generally, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, 15% or more of a corporation’s voting stock. This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The sale of our common stock through current or future equity offerings may cause dilution and could cause the price of our common stock to decline.

We are entitled under our Charter to issue up to 100,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. As of September 30, 2011, we had issued and outstanding 32,382,095 shares of common stock, 7,948,607 shares of common stock reserved for issuance upon the exercise of current outstanding warrants, 4,350,000 shares of common stock reserved for issuance upon the exercise of current outstanding stock options and 5,650,000 shares of common stock reserved for issuance of additional grants under our 2008 Omnibus Equity Incentive Plan. Accordingly, we will be able to issue up to 49,669,298 additional shares of common stock and 1,000,000 shares of preferred stock. Sales of our common stock offered through current or future equity offerings, including sales of our securities under this prospectus, may result in substantial dilution to our stockholders. The sale of a substantial number of shares of our common stock to investors, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The issuance of preferred stock or additional shares of common stock could adversely affect the rights of the holders of shares of our common stock.

Our Board of Directors is authorized to issue up to 1,000,000 shares of preferred stock without any further action on the part of our stockholders. Our Board of Directors has the authority to fix and determine the voting rights, rights of redemption and other rights and preferences of preferred stock. Currently, we have no shares of preferred stock outstanding.   Our Board of Directors may, at any time, authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, before the redemption of our common stock, which may have a material adverse effect on the rights of the holders of our common stock. In addition, our Board of Directors, without further stockholder approval, may, at any time, issue large blocks of preferred stock. In addition, the ability of our Board of Directors to issue shares of preferred stock without any further action on the part of our stockholders may impede a takeover of our company and may prevent a transaction that is favorable to our stockholders.

Risks Relating to this Offering

Our management will have broad discretion in allocating the net proceeds of this offering, and may use the proceeds in ways in which you disagree.

Our management has significant flexibility in applying the net proceeds we expect to receive in this offering. Because the net proceeds are not required to be allocated to any specific investment or transaction, and therefore you cannot determine at this time the value or propriety of our application of those proceeds, you and other stockholders may not agree with our decisions. In addition, our use of the proceeds from this offering may not yield a significant return or any return at all for our stockholders. The failure by our management to apply these funds effectively could have a material adverse effect on our business, results of operations or financial condition. See “Use of Proceeds” for a further description of how management intends to apply the proceeds from this offering.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the public offering price per unit is expected to be substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $0.65 per unit and attributing no value to the warrants, if you purchase units in this offering, you will suffer immediate and substantial dilution of approximately $0.51 per share in the net tangible book value of the common stock you acquire. In the event that you exercise your warrants, you will experience additional dilution to the extent that the exercise price of those warrants is higher than the book value per share of our common stock. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

There is no public market for the warrants being sold in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. We do not intend to apply for listing of any such warrants on any securities exchange or other trading market. Without an active market, the liquidity of the warrants will be limited.

The warrants included in this offering may not have any value.

The warrants will not be exercisable until one year and one day from the date of issuance. The warrants will expire on the fifth anniversary of the date they first become exercisable. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Holders of our warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to our common stock. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If our common stock is not listed on a national securities exchange, U.S. holders of warrants may not be able to exercise their warrants without compliance with applicable state securities laws and the value of your warrants may be significantly reduced.

If our common stock is delisted from the NYSE Amex and is not eligible to be listed on another national securities exchange, the exercise of the warrants by U.S. holders may not be exempt from state securities laws. As a result, depending on the state of residence of a holder of the warrants, a U.S. holder may not be able to exercise its warrants unless we comply with any state securities law requirements necessary to permit such exercise or an exemption applies. Although we plan to use our reasonable efforts to assure that U.S. holders will be able to exercise their warrants under applicable state securities laws if no exemption exists, there is no assurance that we will be able to do so. As a result, in the event that our common stock is delisted from the NYSE Amex and is not eligible to be listed on another securities exchange, your ability to exercise your warrants may be limited. The value of the warrants may be significantly reduced if U.S. holders are not able to exercise their warrants under applicable state securities laws.

If our common stock is not listed on a national securities exchange, compliance with applicable state securities laws may be required for subsequent offers, transfers and sales of the shares of common stock and warrants offered hereby.

The shares of our common stock and the warrants are being offered pursuant to one or more exemptions from registration and qualification under applicable state securities laws. Because our common stock is listed on the NYSE Amex, we are not required to register or qualify in any state the subsequent offer, transfer or sale of the common stock or warrants. If our common stock is delisted from the NYSE Amex and is not eligible to be listed on another national securities exchange, subsequent transfers of the shares of our common stock and warrants offered hereby by U.S. holders may not be exempt from state securities laws. In such event, it will be the responsibility of the holder of shares or warrants to register or qualify the shares or the warrants for any subsequent offer, transfer or sale in the United States or to determine that any such offer, transfer or sale is exempt under applicable state securities laws.

This offering will result in an anti-dilution adjustment to warrants we issued to investors in 2008.

This offering reflects a purchase price per unit that is less than the currently effective exercise prices for the two sets of warrants we issued to investors in our offering of August 2008, which will result in anti-dilution adjustments to those warrants.  These adjustments will result in an additional 1,353,439 shares of our common stock being issuable upon exercise of those warrants, and the exercise prices of the two sets of warrants will be adjusted from $2.68 and $3.45 per share to $1.82 and $2.34 per share, respectively.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates and projections about our industry, our beliefs and assumptions. We use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the units offered by this prospectus will be approximately $9,040,000, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive additional proceeds from any cash exercise of the warrants offered by this prospectus. We cannot provide any assurance as to the amount or timing of receipt of any such additional proceeds.

We currently intend to use the net proceeds of this offering for operating costs, including continuing to develop applications of our proprietary technology, business development and for other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest bearing, investment-grade securities.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2011:

•	on an actual basis; and

•
on an as-adjusted basis to give effect to the sale of 15,385,000 units offered by us in this offering at a price of $0.65 per unit, after deducting the underwriter’s commissions and estimated offering expenses that we must pay.

You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes incorporated by reference in this prospectus.

	As of September 30, 2011
	Actual	As Adjusted
	(unaudited)
Cash	$1,522,652	$10,562,652
Preferred stock, $0.001 par value, 1,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2011 actual and as adjusted	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 32,382,095 shares issued and outstanding at September 30, 2011 actual; 47,767,095 shares issued and outstanding at September 30, 2011 as adjusted	32,382	47,767
Additional paid-in capital	26,132,518	35,157,133
Accumulated deficit	(25,278,800)	(25,278,800)

Total stockholders’ equity	886,100	9,926,100

Total capitalization	$886,100	$9,926,100

The number of shares of common stock shown above to be outstanding after this offering is based on 32,382,095 shares outstanding as of September 30, 2011 and excludes:

•   4,350,000 shares of our common stock subject to options outstanding as of September 30, 2011 having a weighted average exercise price of $1.52 per share;

•   5,650,000 shares of our common stock that have been reserved for issuance in connection with future grants under our stock option plan as of September 30, 2011;

•   7,948,607 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of September 30, 2011 having a weighted average exercise price of $2.37(1) per share; and

•   shares of our common stock issuable upon the exercise of warrants offered hereby.

(1)
Does not give effect to an anti-dilution adjustment to our August 2008 Warrants. See “Risk Factors — Risks Relating to this Offering — This offering will result in an anti-dilution adjustment to warrants we issued to investors in 2008.”

DILUTION

Our net tangible book value as of September 30, 2011 was approximately $(2,155,000), or $(.07) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2011. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 15,385,000 units in this offering at the public offering price of $0.65 per unit and after deducting the underwriter’s commissions and estimated offering expenses payable by us and attributing no value to the warrants, our as adjusted net tangible book value as of September 30, 2011 would have been approximately $6,885,000, or $0.14 per share. This represents an immediate increase in net tangible book value of $0.21 per share to existing stockholders and immediate dilution in net tangible book value of $0.51 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share		$0.65
Net tangible book value per share as of September 30, 2011	$(0.07)
Increase per share attributable to new investors	$0.21
As adjusted net tangible book value per share after this offering		$0.14
Dilution per share to new investors		$0.51

The number of shares of common stock to be outstanding after this offering is based on 32,382,095 shares outstanding on September 30, 2011 and excludes:

•   4,350,000 shares of our common stock subject to options outstanding as of September 30, 2011 having a weighted average exercise price of $1.52 per share;

•   5,650,000 shares of our common stock that have been reserved for issuance in connection with future grants under our stock option plans as of September 30, 2011;

•   7,948,607 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of September 30, 2011 having a weighted average exercise price of $2.37(1) per share; and

•   shares of our common stock issuable upon the exercise of warrants offered hereby.

(1)
Does not give effect to an anti-dilution adjustment to our August 2008 Warrants. See “Risk Factors — Risks Relating to this Offering — This offering will result in an anti-dilution adjustment to warrants we issued to investors in 2008.”

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our Charter and our amended and restated bylaws, or Bylaws, is a summary and is qualified in its entirety by the provisions of our Charter and Bylaws.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of common stock have no preemptive, redemption or conversion rights and are not subject to future calls or assessments. No sinking fund provisions apply to our common stock. All outstanding shares are fully-paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in assets available for distribution, subject to any prior distribution rights of any preferred stock then outstanding. Holders of common stock are entitled to receive proportionately any such dividends declared by our Board, out of legally available funds for dividends, subject to any preferences that may be applicable to any shares of preferred stock that may be outstanding at that time. The rights, preferences and privileges of holders of common stock are set forth in our Charter, which may be amended by the holders of a majority of the outstanding shares of common stock.

Preferred Stock

Our Board is authorized to issue up to 1,000,000 shares of preferred stock in one or more series without stockholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Anti-Takeover Measures

Charter and Bylaw Provisions

Provisions of our Charter, bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change in control that a stockholder may consider favorable. Pursuant to our Charter, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of his/her or its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

•	putting a substantial voting bloc in institutional or other hands that might undertake to support the incumbent board of directors, or

•	effecting an acquisition that might complicate or preclude the takeover.

Our Charter also allows our board of directors to fix the number of directors in the by-laws. Cumulative voting in the election of directors is specifically denied in our Charter. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

Delaware Law

We also are subject to Section 203 of the Delaware General Corporation Law. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless the transaction in which the person became an interested stockholder is approved in a manner presented in Section 203 of the Delaware General Corporation Law. Generally, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, 15% or more of a corporation’s voting stock. This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

THE SECURITIES WE ARE OFFERING

We are offering units, each unit consisting of one share of our common stock and 0.75 of one warrant to purchase one share of our common stock.

The units will not be issued or certificated. The shares of common stock and the warrants that we are issuing are immediately separable and will be issued separately.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

The following summary of certain terms and provisions of warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price. The warrants offered hereby will entitle the holders thereof to purchase up to an aggregate of 11,538,750 shares of our common stock at an initial exercise price per share of $0.88, commencing one year and one day from the date of issuance, and will expire on the first anniversary of the date they first become exercisable. The warrants will be issued separately from the common stock included in the units, and may be transferred separately immediately thereafter. Warrants will be issued in certificated form only.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. If, at the time a holder exercises its warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Transferability. Subject to applicable laws, warrants may be transferred at the option of the holder upon surrender of the warrants to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the warrants on any securities exchange or other trading market.

Fundamental Transactions. In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction, that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act or (3) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on The New York Stock Exchange, Inc., The NYSE Amex, LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market, then we or any successor entity shall pay at the holder’s option, exercisable at any time concurrently with or within forty-five (45) days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holders of at least 66 2/3% of the then-outstanding warrants and, in certain instances, with the prior written consent of the underwriter.

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC with respect to the  subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of units provided below opposite its name.

Underwriters	Number of Units
Roth Capital Partners, LLC	15,385,000

Total	15,385,000

The underwriter is offering the units subject to its acceptance of the units from us and subject to prior sale.  The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the units offered by this prospectus supplement and the accompanying prospectus is subject to the approval of certain legal matters by its counsel and to certain other conditions.  The underwriters is obligated to take and pay for all of the units if any such units are taken.

Discounts, Commissions and Expenses

The underwriter has advised us that they propose to offer the units to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.02275 per unit. After this offering, the initial public offering price and the concession to dealers may be changed by the underwriter.  No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.  The units are offered by the underwriter as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part.  The underwriter has informed us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection with this offering.

	Per unit	Total
Public offering price	$0.6500	$10,000,250
Underwriting discounts and commissions payable by us	$0.0455	$700,018

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $260,000.  We have agreed to reimburse the underwriter for certain out-of-pocket expenses not to exceed $50,000 without our consent which will not be unreasonably withheld.  In no event will the total compensation payable to the underwriter and any other member of the Financial Industry Regulatory Authority, Inc. or independent broker-dealer (including any financial advisor) in connection with the sale of the units offered hereby exceed 8.0% of the gross proceeds of this offering.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-up Agreements

We, our officers, directors and certain of our stockholders have agreed, subject to limited exceptions, for a period of 30 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired (in our case only at a price less than the public offering price set forth on the cover page of this prospectus supplement) without the prior written consent of the underwriter.  This 30-day period may be extended if (1) during the last 17 days of the 30-day period, we issue an earnings release or material news or a material event regarding us occurs or (2) prior to the expiration of the 30-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 30-day period, then the period of such extension will be 18 days, beginning on the issuance of the earnings release or the occurrence of the material news or material event.  If after any announcement described in clause (2) of the preceding sentence, we announce that we will not release earnings results during the 16-day period, the lock-up period shall expire the later of the expiration of the 30-day period and the end of any extension of such period made pursuant to clause (1) of the preceding sentence.  The underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Stabilization Activities; Overallotment

The underwriter has advised us that it does not intend to conduct any stabilization or over-allotment activities in connection with this offering.

Listing and Transfer Agent

Our common stock is listed on the NYSE Amex and trades under the symbol “IBIO.”  The transfer agent of our common stock is Continental Stock Transfer & Trust Company. We do not plan on making an application to list the warrants on any exchange or other trading system.  We will act as the registrar and transfer agent for the warrants.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates.  Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees.

NOTICE TO INVESTORS

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)           by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)           in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter has represented, warranted and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)           it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the [shares][units] offered hereby are “securities.”

LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Andrew Abramowitz, PLLC, New York, New York.  Lowenstein Sandler PC, Roseland, New Jersey, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The financial statements of iBio, Inc. as of June 30, 2011 and 2010 and for the years then ended, incorporated by reference herein, have been audited by J.H. Cohn LLP, independent registered public accounting firm, as set forth in their report also incorporated by reference herein, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to iBio, Inc., 9 Innovation Way, Suite 100, Newark, Delaware 19711, attention: Investor Relations or by telephone request to (302) 355-0650. Our website is located at http://www.ibioinc.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus.  Information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We hereby incorporate by reference into this prospectus the documents listed below, and any future filings made by us with the SEC under Section 13(a), 13(c), 14, or 15(d) or the Exchange Act until we close this offering, including all filings made after the date of the registration statement. We hereby incorporate by reference the following documents; provided, however, that we are not incorporating any information contained in any Current Report on Form 8-K that is furnished but not filed with the SEC:

1.	Our Annual Report on Form 10-K for the year ended June 30, 2011 filed with the SEC on September 29, 2011.

2.	Our Definitive Proxy Statement on Schedule 14A filed on November 8, 2011.

3.	Our Quarterly Report on Form 10-Q, for the quarter ended September 30, 2011 filed with the SEC on November 14, 2010.

4.	Our Current Reports on Form 8-K filed on November 4, 2011, November 8, 2011, December 13, 2011 and January 10, 2012.

5.	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be made to us at the following address or telephone number:

iBio, Inc.
9 Innovation Way, Suite 100
Newark, Delaware 19711
(302) 355-0650
Attention: Corporate Secretary

PROSPECTUS

 $100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time issue, in one or more series or classes, up to $100,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

     You should read this document and any prospectus supplement or amendment carefully before you invest.

      Our common stock is traded on the NYSE Amex market under the symbol “IBIO.” On July 19, 2011, the closing price for our common stock was $2.72 per share.

     Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2011.

SUMMARY PROSPECTUS

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary is not complete and may not contain all of the information that you should consider before deciding whether or not you should purchase our common stock offered hereunder. You should read the entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 4 of this prospectus and the section entitled “Risk Factors” in our Annual Report on Form 10-K/A for the year ended June 30, 2010, and all other information included or incorporated herein by reference in this prospectus before you decide whether to purchase our common stock.

Our Company

iBio, Inc. is a biotechnology company focused on commercializing its proprietary technology, the iBioLaunch™ platform, for the production of biologics including vaccines and therapeutic proteins. Our strategy is to utilize our technology for development and manufacture of our own product candidates and to work with both corporate and government clients to reduce their costs during product development and meet their needs for low cost, high quality biologics manufacturing systems. Our near-term focus is to establish business arrangements for use of our technology by licensees for the development and production of products for both therapeutic and vaccine uses. Vaccine candidates presently being advanced on our proprietary platform are applicable to H1N1 swine-like influenza, H5N1 avian influenza, malaria, and yellow fever.

In order to attract appropriate licensees and increase the value of our share of such intended contractual arrangements, we engaged the Center for Molecular Biology of Fraunhofer USA, Inc., or FhCMB, in 2003 to perform research and development activities to apply the platform to create our first product candidate. We selected a plant-based influenza vaccine for human use as the product candidate to exemplify the value of the platform. Based on research conducted by FhCMB, our proprietary technology is applicable to the production of vaccines for many disease targets including any strain of influenza, such as the newly-emerged strains of H1N1 swine-like influenza. A Phase 1 clinical trial of a vaccine candidate for H1N1 influenza, based on iBio’s technology, was initiated in September 2010.

In connection with its research and development activities, FhCMB agreed to use its best efforts to obtain grants from governmental and non-governmental entities to fund additional development of our proprietary plant-based technology. Consequently, in addition to the funding we have provided, FhCMB has received funding from the Bill & Melinda Gates Foundation for development of various vaccines based upon our proprietary technology including an experimental vaccine for H5N1 avian influenza. A Phase 1 clinical trial of a vaccine candidate for H5N1 influenza, based on iBio’s technology, was initiated in December 2010.

Our Corporate Information

We are a Delaware corporation. Our principal executive/administrative offices are located at 9 Innovation Way, Suite 100, Newark, Delaware 19711, and our telephone number is (302) 355-0650. Our website address is http://www.ibioinc.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus. Our common stock is listed on the NYSE Amex market under the symbol “IBIO.”

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities, warrants to purchase any of such securities, and units comprised of any such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•
conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website (www.sec.gov) or at the SEC’s Public Reference Room mentioned under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and an accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and an accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and an accompanying prospectus supplement speaks only as of the date set forth on the applicable cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters, dealers or agents, we will include in any applicable prospectus supplement:

•	the names of those underwriters, dealers or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock

As discussed below under the heading “The Securities We May Offer,” we may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of common stock have no preemptive, redemption or conversion rights and are not subject to future calls or assessments. No sinking fund provisions apply to our common stock. All outstanding shares are fully-paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in assets available for distribution, subject to any prior distribution rights of any preferred stock then outstanding. Holders of common stock are entitled to receive proportionately any such dividends declared by our board of directors, or our Board, out of legally available funds for dividends, subject to any preferences that may be applicable to any shares of preferred stock that may be outstanding at that time. The rights, preferences and privileges of holders of common stock are set forth in our Amended and Restated Articles of Incorporation, or the Charter, which may be amended by the holders of a majority of the outstanding shares of common stock.

Preferred Stock

As discussed below under the heading “The Securities We May Offer,” we may issue shares of our preferred stock from time to time, in one or more series. Under our Charter, our Board has the authority, without further action by stockholders, to designate up to 1,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualification, limitations and restrictions thereon, any or all of which may be greater than the rights of our common stock.

If we issue preferred stock, we will fix the designations, powers, preferences and the relative, participating, optional or other special rights, and any qualification, limitations and restrictions of the shares of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of such series of preferred stock before the issuance thereof. We urge you to read any prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Debt Securities

As discussed below under the heading “The Securities We May Offer,” we may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless we give you different information in the applicable prospectus supplement, (i) the debt securities will be unsecured, (ii) the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, and (iii) the subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we issue debt securities, they will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. We urge you to read any prospectus supplement related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. If we issue debt securities, indentures and forms of debt securities containing the terms of such debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

Warrants

As discussed below under the heading “The Securities We May Offer,” we may issue warrants for the purchase of common stock, preferred stock, debt securities and/or units (as described below) in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read any prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to such warrants will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

Units

As discussed below under the heading “The Securities We May Offer,” we may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish.

If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

RISK FACTORS

Our past experience may not be indicative of future performance, and as noted elsewhere in this prospectus and documents incorporated by reference into this prospectus, we have included forward-looking statements about our business, plans and prospects that are subject to change.  In addition to the other risks or uncertainties contained in this prospectus and documents incorporated by reference into this prospectus, the following risks may affect our operating results, financial condition and cash flows.  If any of these risks occur, either alone or in combination with other factors, our business, financial condition or operating results could be adversely affected.  Moreover, readers should note this is not an exhaustive list of the risks we face; some risks are unknown or not quantifiable, and other risks that we currently perceive as immaterial may ultimately prove more significant than expected.  Statements about plans, predictions or expectations should not be construed to be assurances of performance or promises to take a given course of action.

Risks Relating to our Business

Our plant-based technology platform has not previously been used by others to successfully develop commercial products, and if we are not able to establish licenses of the platform, we may not generate sufficient license revenues to fulfill our business plan.

If we are unable to convince others to adopt the use of the platform in addition to or instead of other methods to produce vaccines and therapeutic proteins, we will not generate the revenues presently contemplated by our business plan to support our continuing operations.

The majority of our product candidates are in the preclinical stage of development, and if we or our licensees are not able to successfully develop and commercialize them, we may not generate sufficient revenues to fulfill our business plan.

We have internal product candidates and believe our technology to be applicable to the product candidates of other companies. Our success in establishing licenses to our platform will substantially depend on our or our clients’ successful completion of clinical trials, and obtaining required regulatory approvals for our product candidates alone or with other persons. If the studies described above or any further studies fail, if we do not obtain required regulatory approvals, or if we fail to commercialize any of our product candidates alone or with licensees, we may be unable to generate sufficient revenues to attain profitability or continue our business operations, and our reputation in the industry and in the investment community would likely be significantly damaged, each of which would cause our stock price to decline and your holdings of our stock to lose most, if not all, of their value.

Our licensees will not be able to commercialize product candidates based on our platform technology if preclinical studies do not produce successful results or clinical trials do not demonstrate safety and efficacy in humans.

Preclinical and clinical testing is expensive, difficult to design and implement, can take many years to complete and has an uncertain outcome. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and interim results of a clinical trial do not necessarily predict final results. Our licensees may experience numerous unforeseen events during, or as a result of, preclinical testing and the clinical trial process that could delay or prevent the commercialization of product candidates based on our technology, including the following:

•
Our licensees’ preclinical or clinical trials may produce negative or inconclusive results, which may require additional preclinical testing or clinical trials or the abandonment of projects that we expect to be promising. For example, promising animal data may be obtained about the immunogenicity of a vaccine candidate and then human tests may result in no or inadequate immune responses. In addition, unexpected safety concerns may be encountered that would require further testing even if the vaccine candidate produced a very significant immune response in human subjects.

•
Initial clinical results may not be supported by further or more extensive clinical trials. For example, a licensee may obtain data that suggest a desirable immune response from a vaccine candidate in a small human study, but when tests are conducted on larger numbers of people, the same extent of immune response may not occur. If the immune response generated by a vaccine is too low or occurs in too few treated individuals, then the vaccine will have no commercial value.

•
Enrollment in our licensee’s clinical trials may be slower than projected, resulting in significant delays. The cost of conducting a clinical trial increases as the time required to enroll adequate numbers of human subjects to obtain meaningful results increases. Enrollment in a clinical trial can be a slower-than-anticipated process because of competition from other clinical trials, because the study is not of interest to qualified subjects, or because the stringency of requirements for enrollment limits the number of people who are eligible to participate in the clinical trial.

•
Our licensee might have to suspend or terminate clinical trials if the participating patients are being exposed to unacceptable health risks. Animal tests do not always adequately predict potential safety risks to human subjects. The risk of any candidate product is unknown until it is tested in human subjects, and if subjects experience adverse events during the clinical trial, the trial may have to be suspended and modified or terminated entirely.

•	Regulators or institutional review boards may suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements.

•	Any regulatory approval ultimately obtained may be limited or subject to restrictions or post-approval commitments that render the product not commercially viable.

•	The effects of our licensee’s product candidates may not be the desired effects or may include undesirable side effects.

Significant clinical trial delays could allow our competitors to bring products to market before our licensees do and impair our ability to commercialize our technology platform or products or product candidates based on our technology platform. Poor clinical trial results or delays may make it impossible to license a product or so reduce its attractiveness to a licensing partner that we will be unable to successfully commercialize a product.

We will need substantial additional funding to shepherd our product candidates through the clinical testing process and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts.

Our research and development expenses may increase in connection with our ongoing activities, particularly if the scope of the clinical trials that we are conducting expands. In addition, if we choose to bring forward any of our product candidates without funding from collaborators, we expect to incur significant commercialization expenses for product sales, marketing, manufacturing and distribution. We would need substantial additional funding and might be unable to raise capital when needed or might be unable to raise capital on attractive terms, which would force us to delay, reduce or eliminate our research and development programs or commercialization efforts.

We believe that our existing cash resources of $3.8 million as of March 31, 2011 will be sufficient to meet our projected operating requirements through January 2012 without an equity or debt offering. Our future funding requirements will depend on many factors, including:

•	the scope and results of our clinical trials;

•	our ability to advance additional product candidates into development;

•	the success of our anticipated commercial agreements with pharmaceutical companies;

•	our ability to establish and maintain additional development agreements or other alternative arrangements;

•	the timing of, and the costs involved in, obtaining regulatory approvals;

•	the cost of manufacturing activities;

•	the cost of commercialization activities, including product marketing, sales and distribution;

•
the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other patent-related costs, including, if necessary, litigation costs and the results of such litigation; and

•	potential acquisition or in-licensing of other products or technologies.

If we are unsuccessful in raising additional capital or other alternative financing, we might have to defer or abandon our efforts to commercialize our intellectual property and decrease or even cease operations.

We have a limited operating history which may limit the ability of investors to make an informed investment decision.

We are a clinical stage biotechnology company. To date, we have not commercialized any of our technologies or received any FDA or other approval to market any product. The successful commercialization of our technologies will require us to perform a variety of functions, including:

•	continuing to undertake preclinical development and clinical trials;

•	participating in regulatory approval processes;

•	formulating and manufacturing products; and

•	conducting sales and marketing activities.

Our operations have been limited to organizing and staffing our company, acquiring, developing and securing our proprietary technology and undertaking, through third parties, preclinical trials and clinical trials of our technologies. To date, we have commenced only a Phase 1 clinical trial of a vaccine candidate for H1N1 influenza. These operations provide a limited basis for investors to assess our ability to commercialize our technologies and whether to invest in us.

Our product development and commercialization involve a number of uncertainties, and we may never generate sufficient revenues from the sale of potential products to become profitable.

We have generated no significant revenues to date. To generate revenue and to achieve profitability, we must successfully develop licenses for our platform and/or clinically test, market and sell our potential products. Even if we generate revenue and successfully achieve profitability, we cannot predict the level of that profitability or whether it will be sustainable. We expect that our operating results will fluctuate from period to period as a result of differences in when we incur expenses and receive revenues from sales of our potential products, business arrangements and other sources. Some of these fluctuations may be significant.

Until we can generate a sufficient amount of license and/or product revenue, if ever, we expect to finance future cash needs through public or private equity offerings, debt financings and corporate product or technology development agreements and licensing arrangements. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Debt financing, if available, may involve restrictive covenants. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences that are not favorable to us or our stockholders. If we raise additional funds through development and licensing arrangements with third parties, it will be necessary to relinquish valuable rights to our technologies, research programs or product candidates or grant licenses on terms that may not be favorable to us.

Even if we or our potential licensees successfully complete clinical trials for our product candidates, there are no assurances that we will be able to submit, or obtain FDA approval of, a new drug application or biologics license application.

There can be no assurance that, if clinical trials for any product candidates are successfully completed, either we or our licensees will be able to submit a biologics license application (BLA), to the FDA or that any BLA submitted will be approved by the FDA in a timely manner, if at all. After completing clinical trials for a product candidate in humans, a dossier is prepared and submitted to the FDA as a BLA, and includes all preclinical and clinical trial data that clearly establish both short-term and long-term safety for a product candidate, and data that establishes the statistically significant efficacy of a product candidate, in order to allow the FDA to review such dossier and to consider a product candidate for approval for commercialization in the United States. If we are unable to submit a BLA with respect to any of our product candidates, or if any BLA we submit is not approved by the FDA, we will be unable to commercialize that product. The FDA can and does reject BLAs and requires additional clinical trials, even when product candidates perform well or achieve favorable results in large-scale Phase 3 clinical trials. If we or our licensees fail to commercialize any product candidates based on our technology, we may be unable to generate sufficient revenues to continue operations or attain profitability and our reputation in the industry and in the investment community would likely be damaged, each of which would cause our stock price to significantly decrease.

We face competition from many different sources, including pharmaceutical and biotechnology enterprises, academic institutions, government agencies and private and public research institutions, and such competition may adversely affect our ability to generate revenue from our products.

Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, clinical trials, regulatory approvals and marketing approved products than we do.

Other companies may also prove to be significant competitors, particularly through arrangements with large and established companies, and this may reduce the value of our platform technology for the purposes of establishing license agreements. For example, Novavax is developing vaccines for influenza, based on the use of cultured insect cells. Its candidate products are more advanced in development than ours are and have already demonstrated positive results in human clinical trials. Similarly, Medicago has announced preclinical experiments to produce influenza vaccines in green plants. Other companies, such as Vical, are attempting to develop vaccines based on the use of nucleic acids rather than proteins. If these efforts are successful in clinical trials, nucleic acid based vaccine technology may compete effectively against our technology platform and may potentially prevent us from being able to obtain commercial agreements or partnerships.

There are currently approved therapies for the diseases and conditions addressed by our vaccine and antibody candidates that are undergoing clinical trials and for the diseases and conditions that are subjects of our preclinical development program. Our commercial opportunities will be reduced or eliminated if our competitors develop and commercialize products based on other technology platforms that are safer, more effective, have fewer side effects or are less expensive than any products that we or our licensees may develop.

Finally, these third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies and technology licenses complementary to our programs or advantageous to our business.

We will depend significantly on arrangements with third parties to develop and commercialize our product candidates.

A key element of our business strategy is to establish arrangements with licensees to develop and commercialize product candidates. We and FhCMB currently are working within our business structure, which includes non-commercial arrangements as described above, to apply further our plant-based platform technology. Delays, withdrawals or other adverse changes to the current participants in our business structure might adversely affect our ability to develop and commercialize our product candidates.

We expect to rely upon our future business arrangements for support in advancing certain of our drug candidates and intend to rely on additional work under current and future arrangements during our efforts to commercialize our product candidates. Our contractors may be conducting multiple product development efforts within the same disease areas that are the subjects of their agreements with us. Our agreements might not preclude them from pursuing development efforts using a different approach from that which is the subject of our agreement with them. Any of our drug candidates, therefore, may be subject to competition with a drug candidate under development by a contractor.

The success of our business arrangements will depend heavily on the efforts and activities of the organizations which are party to these arrangements. Our future contractual arrangements may provide significant discretion in determining the efforts and resources available to these programs. The risks that we face in connection with these arrangements, and that we anticipate being subject to in future arrangements, include the following:

•	Future agreements may be for fixed terms and subject to termination under various circumstances, including, in some cases, on short notice without cause.

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Our future licensees may develop and commercialize, either alone or with others, products and services that are similar to or competitive with the products that are the subject of the agreement with us.

•	Our future licensees may underfund or not commit sufficient resources to the testing, marketing, distribution or other development of our products.

•
Our future licensees may not properly maintain or defend our intellectual property rights, or they may utilize our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our proprietary information or expose us to potential liability.

•
Our future licensees may change the focus of their development and commercialization efforts. Pharmaceutical and biotechnology companies historically have re-evaluated their priorities from time to time, including following mergers and consolidations, which have been common in recent years in these industries. The ability of our product candidates and products to reach their potential could be limited if our licensees or customers decrease or fail to increase spending relating to such products.

Business arrangements with pharmaceutical companies and other third parties often are terminated or allowed to expire by the other party. Such terminations or expirations would adversely affect us financially and could harm our business reputation.

We have no experience in the sales, marketing and distribution of pharmaceutical products or in commercial technology transfer operations.

If we fail to establish commercial licenses for our platform technology or fail to enter into arrangements with partners with respect to the sales and marketing of any of our future potential product candidates, we might need to develop a sales and marketing organization with supporting distribution capability in order to directly market our technology and/or related products. Significant additional expenditures would be required for us to develop such an in-house sales and marketing organization.

We may not be successful in establishing additional arrangements with third parties, which could adversely affect our ability to discover, develop and commercialize products.

We engaged FhCMB to perform research and development activities to apply our platform technology to create product candidates. We currently do not have other similar agreements with third parties. If we are able to obtain such agreements, however, these arrangements may not be scientifically or commercially successful. If we are unable to reach new agreements with suitable third parties, we may fail to meet our business objectives for the affected product or program. We face significant competition in seeking appropriate companies with which to create additional similar business structures. Moreover, these arrangements are complex to negotiate and time-consuming to document. We may not be successful in our efforts to establish additional alternative arrangements. The terms of any additional arrangements that we establish may not be favorable to us. Moreover, these arrangements may not be successful.

If third parties on whom we or our licensees will rely for clinical trials do not perform as contractually required or as we expect, we may not be able to obtain regulatory approval for or commercialize our product candidates, and our business may suffer.

We do not have the ability to independently conduct the clinical trials required to obtain regulatory approval for our products. We have not yet contracted with any third parties to conduct our clinical trials. We will depend on licensees or on independent clinical investigators, contract research organizations and other third party service providers to conduct the clinical trials of our product candidates and expect to continue to do so. We will rely heavily on these parties for successful execution of our clinical trials but will not control many aspects of their activities. For example, the investigators may not be our employees. However, we will be responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Third parties may not complete activities on schedule, or may not conduct our clinical trials in accordance with regulatory requirements or our stated protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval and commercialization of our product candidates.

We face substantial uncertainty in our ability to protect our patents and proprietary technology.

Our ability to commercialize our products will depend, in part, on our ability to obtain patents, to enforce those patents and preserve trade secrets, and to operate without infringing on the proprietary rights of others.

The patent positions of biotechnology companies like us are highly uncertain and involve complex legal and factual questions.

We currently hold four U.S. patents and one international patent. Additionally, we have twelve U.S. and seventy-one international patent applications pending. The latter includes numerous foreign countries including Australia, Brazil, Canada, China, Hong Kong, India, Japan, New Zealand, and several countries in Europe. We continue to prepare patent applications relating to our expanding technology in the U.S. and abroad.

There can be no assurance that:

•	Patent applications owned by or licensed to us will result in issued patents;

•	Patent protection will be secured for any particular technology;

•	Any patents that have been or may be issued to us will be valid or enforceable;

•	Any patents will provide meaningful protection to us;

•	Others will not be able to design around the patents; or

•	Our patents will provide a competitive advantage or have commercial application.

The failure to obtain and maintain adequate patent protection could have a material adverse effect on us and may adversely affect our ability to enter into, or affect the terms of, any arrangement for the marketing of any product.

We cannot assure you that our patents will not be challenged by others.

There can be no assurance that patents owned by or licensed to us will not be challenged by others. We currently hold one issued U.S. patent for methods of inducing gene silencing in plants and one U.S. patent application for which we have received a notice of allowance, describing systems for expression of vaccine antigens in plants. We could incur substantial costs in proceedings, including interference proceedings before the United States Patent and Trademark Office and comparable proceedings before similar agencies in other countries in connection with any claims that may arise in the future. These proceedings could result in adverse decisions about the patentability of our inventions and products, as well as about the enforceability, validity or scope of protection afforded by the patents. Any adverse decisions about the patentability of our product candidates could cause us to either lose rights to develop and commercialize our product candidates or to license such rights at substantial cost to us. In addition, even if we were successful in such proceedings, the cost and delay of such proceedings would most likely have a material adverse effect on our business.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information, may not adequately protect our intellectual property, and will not prevent third parties from independently discovering technology similar to or in competition with our intellectual property.

We rely on trade secrets and other unpatented proprietary information in our product development activities. To the extent we rely on trade secrets and unpatented know-how to maintain our competitive technological position, there can be no assurance that others may not independently develop the same or similar technologies. We seek to protect trade secrets and proprietary knowledge, in part, through confidentiality agreements with our employees, consultants, advisors, collaborators and contractors. Nevertheless, these agreements may not effectively prevent disclosure of our confidential information and may not provide us with an adequate remedy in the event of unauthorized disclosure of such information. If our employees, scientific consultants, advisors, collaborators or contractors develop inventions or processes independently that may be applicable to our technologies, product candidates or products, disputes may arise about ownership of proprietary rights to those inventions and processes. Such inventions and processes will not necessarily become our property, but may remain the property of those persons or their employers. Protracted and costly litigation could be necessary to enforce and determine the scope of our proprietary rights. If we fail to obtain or maintain trade secret protection for any reason, the competition we face could increase, reducing our potential revenues and adversely affecting our ability to attain or maintain profitability.

If we infringe or are alleged to infringe intellectual property rights of third parties, it will adversely affect our business.

Our research, development and commercialization activities, as well as any product candidates or products resulting from these activities, may infringe or be claimed to infringe patents or patent applications under which we do not hold licenses or other rights. Third parties may own or control these patents and patent applications in the United States and abroad. These third parties could bring claims against us or our customers, collaborators or licensees that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

As a result of patent infringement claims, or in order to avoid potential claims, we or our customers, collaborators or licensees may choose to seek, or be required to seek, a license from the third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we or our customers, collaborators or licensees were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement claims, we or our customers, collaborators or licensees are unable to enter into licenses on acceptable terms. This could harm our business significantly.

There have been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries. In addition to infringement claims against us, we may become a party to other patent litigation and other proceedings, including interference proceedings declared by the United States Patent and Trademark Office and opposition proceedings in the European Patent Office, regarding intellectual property rights with respect to our products and technology. The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

There is a substantial risk of product liability claims in our business. If we are unable to obtain sufficient insurance, a product liability claim against us could adversely affect our business.

Clinical trial and product liability insurance is volatile and may become increasingly expensive. As a result, we may be unable to obtain sufficient insurance or increase our existing coverage at a reasonable cost to protect us against losses that could have a material adverse effect on our business. An individual may bring a product liability claim against us if one of our products or product candidates causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use. Any product liability claim brought against us, with or without merit, could result in:

•	Liabilities that substantially exceed our product liability insurance, which we would then be required to pay from other sources, if available;

•	An increase of our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, or at all;

•	Withdrawal of clinical trial volunteers or patients;

•	Damage to our reputation and the reputation of our products, resulting in lower sales of any future commercialized product which we may have;

•	Regulatory investigations that could require costly recalls or product modifications;

•	Litigation costs; or

•	The diversion of management’s attention from managing our business.

Our inability to obtain adequate insurance coverage at an acceptable cost could prevent or inhibit the commercialization of our products. If third parties were to bring a successful product liability claim or series of claims against us for uninsured liabilities or in excess of insured liability limits, our business, financial condition and results of operations could be materially harmed.

If we acquire companies, products or technologies, we may face integration risks and costs associated with those acquisitions that could negatively impact our business, results from operations and financial condition.

If we are presented with appropriate opportunities, we may acquire or make investments in complementary companies, products or technologies. We may not realize the anticipated benefit of any acquisition or investment. If we acquire companies or technologies, we will face risks, uncertainties and disruptions associated with the integration process, including difficulties in the integration of the operations of an acquired company, integration of acquired technology with our products, diversion of our management’s attention from other business concerns, the potential loss of key employees or customers of the acquired business and impairment charges if future acquisitions are not as successful as we originally anticipate. In addition, our operating results may suffer because of acquisition-related costs or amortization expenses or charges relating to acquired intangible assets. Any failure to successfully integrate other companies, products or technologies that we may acquire may have a material adverse effect on our business and results of operations. Furthermore, we may have to incur debt or issue equity securities to pay for any additional future acquisitions or investments, the issuance of which could be dilutive to our existing stockholders.

The agreements we entered into with Integrated BioPharma in connection with the distribution could restrict our operations.

In connection with the August 2008 spin-off transaction that resulted in our becoming a separate, publicly-traded company, we and our former parent, Integrated BioPharma, entered into a number of agreements that govern the spin-off and our future relationship. Each of these agreements were entered into in the context of our relationship to Integrated BioPharma as a subsidiary and our spin-off from Integrated BioPharma and, accordingly, the terms and provisions of these agreements may be less favorable to us than terms and provisions we could have obtained in arm’s-length negotiations with unaffiliated third parties. These agreements commit us to take actions, observe commitments and accept terms and conditions that are or may be advantageous to Integrated BioPharma but are or may be disadvantageous to us.

The terms of these agreements include obligations and restrictive provisions include, but are not limited to, agreement to indemnify Integrated BioPharma, its affiliates, and each of their respective directors, officers, employees, agents and representatives from certain liabilities arising out of any litigation we are involved in and all liabilities that arise from our breach of, or performance under, the agreements we are entered into with Integrated BioPharma in connection with the distribution and for any of our liabilities.

Current economic conditions may cause a decline in business spending which could adversely affect our business and financial performance.

Our operating results are impacted by the health of the North American economies. Our business and financial performance, including collection of our accounts receivable, recoverability of assets including investments, may be adversely affected by current and future economic conditions, such as a reduction in the availability of credit, financial market volatility and recession. Additionally, we may experience difficulties in scaling our operations to react to economic pressures in the U.S.

Our independent registered public accounting firm identified a material weakness in our internal control over financial reporting.

Our independent public accounting firm, J.H. Cohn LLP, communicated to our audit committee on May 16, 2011 that a material weakness existed in our internal control over financial reporting. This weakness was comprised of financial accounting and disclosure deficiencies and financial reporting deficiencies for non-routine, complex transactions. This weakness resulted in additions and corrections to disclosures in Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 prior to filing in connection with implementation of the guidance in ASC 815-40, “Derivative and Hedging – Contracts in an Entity’s Own Equity.” We had previously restated our Quarterly Report on Form 10-Q for the three months ended September 30, 2009, also in connection with similar derivatives accounting disclosure issues.

Failure in the remediation of this weakness could diminish our ability to meet our financial reporting obligations in an accurate and timely manner.

Risks Relating to our Common Stock

We have a history of losses and may not be able to generate sufficient revenue and/or obtain adequate amounts of financing in the future to support operations and/or achieve profitability.

We have incurred losses since inception. To date, our expenses have primarily consisted of research and development and general and administrative expenses related to the development and commercialization of our proprietary technology. Our financial statements have been prepared assuming that we will continue as a going concern.

We intend to continue to finance the development and commercialization of our proprietary technology through revenue generated from licensing fees and services provided to our clients and collaborators and/or raise additional funds.

If we are unable to generate revenues and/or raise funds when required or on acceptable terms, we may have to: a) Significantly delay, scale back, or discontinue the development and/or commercialization of one or more product candidates; b) Seek collaborators for product candidates at an earlier stage than would otherwise be desirable and/or on terms that are less favorable than might otherwise be available; or c) Relinquish or otherwise dispose of rights to technologies, product candidates, or products that we would otherwise seek to develop or commercialize ourselves and/or cease operations.

Our operating results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our operating results may vary significantly in the future and that period-to-period comparisons of our operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions of our certificate of incorporation, bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change in control that a stockholder may consider favorable. Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of his/her or its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	Diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

•	Putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors, or

•	Effecting an acquisition that might complicate or preclude the takeover.

Our certificate of incorporation also allows our board of directors to fix the number of directors in the by-laws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

We also are subject to Section 203 of the Delaware General Corporation Law. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless the transaction in which the person became an interested stockholder is approved in a manner presented in Section 203 of the Delaware General Corporation Law. Generally, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, 15% or more of a corporation’s voting stock. This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The sale of our common stock through current or future equity offerings may cause dilution and could cause the price of our common stock to decline.

We are entitled under our Charter to issue up to 100,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. As of March 31, 2011, we had issued and outstanding 32,382,095 shares of common stock. We had 4,130,000 and 7,948,607 options and warrants, respectively, outstanding to purchase common stock and 5,870,000 shares of common stock are reserved for issuance of additional grants under our 2008 Omnibus Equity Incentive Plan. Accordingly, we will be able to issue up to 55,539,298 additional shares of common stock and 1,000,000 shares of preferred stock. Sales of our common stock offered through current or future equity offerings, including sales of our securities under this prospectus, may result in substantial dilution to our stockholders. The sale of a substantial number of shares of our common stock to investors, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The issuance of preferred stock or additional shares of common stock could adversely affect the rights of the holders of shares of our common stock.

Our Board of Directors is authorized to issue up to 1,000,000 shares of preferred stock without any further action on the part of our stockholders. Our Board of Directors has the authority to fix and determine the voting rights, rights of redemption and other rights and preferences of preferred stock. Currently, we have no shares of preferred stock outstanding.   Our Board of Directors may, at any time, authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, before the redemption of our common stock, which may have a material adverse effect on the rights of the holders of our common stock. In addition, our Board of Directors, without further stockholder approval, may, at any time, issue large blocks of preferred stock. In addition, the ability of our Board of Directors to issue shares of preferred stock without any further action on the part of our stockholders may impede a takeover of our company and may prevent a transaction that is favorable to our stockholders.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates and projections about our industry, our beliefs and assumptions. We use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus.

USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

Unless otherwise provided in a supplement or amendment to this prospectus, we intend to use any net proceeds from this offering, together with other available funds, for operating costs, including continuing to conduct our clinical development programs and working capital needs and for other general corporate purposes.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with clinical trials. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors.

We will be required to raise substantial additional capital to continue to fund our continued activities. We may raise additional capital through additional public or private financings, as well as collaborative relationships, incurring debt and other available sources. Please see the discussion of the risks associated with our liquidity in the section “Risk Factors.”

PLAN OF DISTRIBUTION

The securities being offered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•	through underwriters for resale to the public or investors;

•
transactions on the NYSE Amex market or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in private transactions and transactions otherwise than on these exchanges or systems;

•
in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in connection with short sales of the shares;

•	by pledge to secure debt and other obligations;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•	through a combination of any of the above transactions; or

•	any other method permitted by law.

We may sell our securities directly to one or more purchasers, or to or through underwriters, dealers or agents or through a combination of those methods. The related prospectus supplement will set forth the terms of each offering, including:

•	the name or names of any agents, dealers, underwriters or investors who purchase the securities;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the amount of any compensation, discounts commissions or fees to be received by the underwriters, dealer or agents;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which such securities may be listed;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Regulation S may be sold pursuant to Regulation S rather than pursuant to this prospectus.

In connection with the sale of our securities, underwriters may receive compensation from us or from purchasers of our securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our securities may be considered underwriting discounts and commissions under the Securities Act.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered to this prospectus.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our securities against various liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments that the underwriters, dealers or agents may be required to make in respect of these liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by various institutions to purchase our securities from us under contracts that provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our securities, we will indicate that in the prospectus supplement or amendment.

In connection with an offering of our securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our securities for their own account. In addition, underwriters may bid for, and purchase, our securities in the open market to cover short positions or to stabilize the price of our securities. Finally, underwriters may reclaim selling concessions allowed for distributing our securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER AND BYLAWS; TRANSFER AGENT
AND REGISTRAR

Provisions of our Charter, bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change in control that a stockholder may consider favorable. Pursuant to our Charter, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of his/her or its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

•	putting a substantial voting bloc in institutional or other hands that might undertake to support the incumbent board of directors, or

•	effecting an acquisition that might complicate or preclude the takeover.

Our Charter also allows our board of directors to fix the number of directors in the by-laws. Cumulative voting in the election of directors is specifically denied in our Charter. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

We also are subject to Section 203 of the Delaware General Corporation Law. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless the transaction in which the person became an interested stockholder is approved in a manner presented in Section 203 of the Delaware General Corporation Law. Generally, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, 15% or more of a corporation’s voting stock. This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

Description of Capital Stock

The following description of our capital stock and certain provisions of our Charter and our amended and restated bylaws, or Bylaws, is a summary and is qualified in its entirety by the provisions of our Charter and Bylaws.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. Please see “Certain Provisions of Delaware Law and of Our Charter and Bylaws; Transfer Agent and Registrar” for a description of those provisions in our Charter and Bylaws that would have an effect of delaying, deferring or preventing a change in control of iBio and that would operate only with respect to an extraordinary corporate transaction involving us or our subsidiaries.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of common stock have no preemptive, redemption or conversion rights and are not subject to future calls or assessments. No sinking fund provisions apply to our common stock. All outstanding shares are fully-paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in assets available for distribution, subject to any prior distribution rights of any preferred stock then outstanding. Holders of common stock are entitled to receive proportionately any such dividends declared by our Board, out of legally available funds for dividends, subject to any preferences that may be applicable to any shares of preferred stock that may be outstanding at that time. The rights, preferences and privileges of holders of common stock are set forth in our Charter, which may be amended by the holders of a majority of the outstanding shares of common stock.

Preferred Stock

Our Board is authorized to issue up to 1,000,000 shares of preferred stock in one or more series without stockholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

•	dividend rights,

•	dividend rates,

•	conversion rights,

•	voting rights,

•	terms of redemption, and

•	liquidation preferences.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Description of Debt Securities

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•
the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•
the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of iBio or the method by which any such portion shall be determined;

•
if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of iBio received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which such dates will be determine;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•	the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such obligation;

•
the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•
whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•
whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•
whether the debt securities will be in registered form, bearer form or both and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•
any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;

•
whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•
whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•
whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of iBio, as the case may be, including the conversion price or rate and the manner or calculation thereof;

•
the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•
if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•
the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•
any deletions from, modifications of or additions to our events of default or covenants with regard to such debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	applicable CUSIP numbers; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither the Delaware General Corporate Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•
exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•
register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•
issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

•
either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in each indenture;

•
after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence. Except as described under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (i) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our or our subsidiaries’ income, profits or property, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. The indentures require us to (i) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (ii) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (iii) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (i) and (ii) above, and (iv) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of iBio relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series for five business days at its stated maturity;

•	default in making any sinking fund payment as required for any debt security of such series for five business days;

•
default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by iBio continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•	a default under any bond, debenture, note, mortgage, indenture or instrument:

(i)  having an aggregate principal amount of at least $30,000,000; or

(ii)  under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of iBio or any significant subsidiary of iBio; and

•	any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•
we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium or make-whole amount, or interest;

•
in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security;

•
reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium or make-whole amount, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•
reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of an indenture (i) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form, or (ii) to permit or facilitate the issuance of debt securities in certificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•
to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•
to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•
the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•
the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•
the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of iBio and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•
either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•
to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

•
direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•
obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•
a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (i) we effect covenant defeasance with respect to any debt securities and (ii) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of iBio will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of iBio, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue or series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•
impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•
If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Andrew Abramowitz, PLLC, New York, New York.

EXPERTS

The financial statements of iBio, Inc. as of June 30, 2010 and for the year then ended have been audited by J.H. Cohn LLP, independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of iBio, Inc. as of June 30, 2009 and for the year then ended have been audited by Amper, Politziner & Mattia, LLP, independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to iBio, Inc., 9 Innovation Way, Suite 100, Newark, Delaware 19711, attention: Investor Relations or by telephone request to (302) 355-0650. Our website is located at http://www.ibioinc.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus.  Information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We hereby incorporate by reference into this prospectus the documents listed below, and any future filings made by us with the SEC under Section 13(a), 13(c), 14, or 15(d) or the Exchange Act until we close this offering, including all filings made after the date of the registration statement. We hereby incorporate by reference the following documents; provided, however, that we are not incorporating any information contained in any Current Report on Form 8-K that is furnished but not filed with the SEC:

1.	Our Annual Report on Form 10-K for the year ended June 30, 2010 filed with the SEC on October 13, 2010 (as amended on November 24, 2010).

2.	Our Definitive Proxy Statement on Schedule 14A filed on November 10, 2010.

3.
Our Quarterly Reports on Form 10-Q , for the quarter ended September 30, 2010 filed with the SEC on November 15, 2010, for the quarter ended December 31, 2010 filed with the SEC on February 14, 2011, and for the quarter ended March 31, 2011 filed with the SEC on May 18, 2011.

4.	Our Current Reports on Form 8-K filed on October 29, 2010, November 3, 2010, December 15, 2010, May 4, 2011 and June 23, 2011.

5.	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be made to us at the following address or telephone number:

iBio, Inc.
9 Innovation Way, Suite 100
Newark, Delaware 19711
(302) 355-0650
Attention: Corporate Secretary

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Charter will provide for indemnification of our officers and directors to the extent permitted by Delaware law, which generally permits indemnification for actions taken by officers or directors as our representatives if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation.

As permitted under Delaware law, our By-laws contain a provision indemnifying directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with an action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

The separation and distribution agreement that we have entered into with Integrated BioPharma provides for indemnification by us of Integrated BioPharma and its directors, officers and employees for some liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934 in connection with the distribution, and a mutual indemnification of each other for product liability claims arising from their respective businesses, and also requires that we indemnify Integrated BioPharma for various liabilities of iBio, and for any tax that may be imposed with respect to the distribution and which result from our actions or omissions in that regard.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROSPECTUS SUPPLEMENT

15,385,000 Units
Each Unit Consisting of One Share of Common Stock
and
0.75 of One Warrant to Purchase One Share of Common Stock

Roth Capital Partners

January 10, 2012